Exhibit 10.2

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) is made and entered as of February 7, 2019 (the “Effective Date”), by and between PRECISION THERAPEUTICS INC., a Delaware corporation (“AIPT”), and L2 CAPITAL, LLC, a Kansas limited liability company (“L2”).

RECITALS:

WHEREAS, AIPT issued to L2 that certain senior secured promissory note dated September 28, 2018 (the “Note”), pursuant to that certain securities purchase agreement dated September 28, 2018 (the “SPA”) and entered into with L2 that certain Registration Rights Agreement dated September 28, 2018 (the “RRA”), and the stated principal amount of the Note is currently $1,615,908.70 as provided therein, reflecting the First Tranche (as defined in the Note) and a $25,000 credit for L2’s transactional expenses;

WHEREAS, certain instances of claimed non-compliance with the terms of the Transaction Documents (as defined under the SPA) by AIPT have occurred, particularly but not limited to, L2’s claim that AIPT failed to timely comply with Section 2(a) of the RRA (the “Claimed Registration Default”), which L2 claims constituted an “Event of Default” under Section 3.3 of the Note;

WHEREAS, AIPT did not acquire stockholder approval of the “Merger” (as defined in the Note) on or before December 31, 2018, which pursuant to Section 3.19 of the Note constituted an “Event of Default” (as defined in the Note) (the “Merger Default”);

WHEREAS, on January 30, 2019, the Company’s registration statement on Form S-3 (Registration No. 333-228908) (the “Registration Statement”) became effective;

WHEREAS, in response to AIPT’s request, in reliance upon AIPT’s representations to L2 in support thereof, and the other terms and conditions set forth in this Agreement, L2 is willing to forebear during the Forbearance Period (as defined below) from the exercise of L2’s rights and remedies under the Note and the other Transaction Documents, as more fully set forth and described below in this Agreement; and

WHEREAS, on the Effective Date, in order to effect certain provisions of this Agreement, AIPT and L2 are entering into an Amended and Restated Note (the “Amended Note”) that amends and restates the terms and conditions of the Note.

NOW, THEREFORE, in consideration of the premises set forth above, for the terms and conditions delineated below, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto hereby agree as follows:

AGREEMENT:

1.                  Recitals. The Recitals set forth above are hereby made a part of and incorporated into the terms and conditions of this Agreement.

2.                  Acknowledgement of Default. AIPT acknowledges and agrees that: (i) there has occurred and are continuing one or more Event(s) of Default under, and as defined in, the Note and Amended Note, and (ii) L2 is entitled to exercise any and all remedies available to L2 pursuant to the Transaction Documents in response to such Event(s) of Default, including without limitation, its remedies under Article III of the Note and Amended Note.

3.                  Forbearance. Subject to the terms and conditions of this Agreement, L2 is willing to postpone pursuing its rights and remedies under the Transaction Documents, in particular and without limitation with respect to the acceleration of the Note and immediate payment of the Default Amount (as defined in the Note), with respect to the Claimed Registration Default and the Merger Default (“Forbearance”), on the following terms:

(a)               Subject to AIPT’s compliance with the terms of this Agreement, the Forbearance will commence on the Effective Date and will expire at 11:59 p.m., on March 31, 2019, time being of the essence (the “Forbearance Period”), or earlier as provided herein. During the Forbearance Period, the acceleration of the Note and payment of the Default Amount shall be deemed suspended with respect to the Claimed Registration Default and Merger Default, subject to the ability of L2 hereunder to immediately exercise its rights and remedies under this Agreement and the Transaction Documents, including but not limited to the acceleration of the Note and enforcement of payment of the Default Amount.

(b)               If AIPT does not receive the required stockholder approval of the Merger on or before March 31, 2019 (a “Vote Failure”), then the Forbearance Period will immediately terminate, and L2 may immediately exercise any of its rights and remedies provided for under the Transaction Documents, including but not limited to the acceleration of the Note (and as amended, the Amended Note) and enforcement of payment of the Default Amount.

(c)               If at any time after the Effective Date: (i) AIPT fails to abide by any of the terms and conditions of this Agreement; or (ii) AIPT fails to comply with any of the terms of any of the other Transaction Documents; or (iii) AIPT fails to timely make the payments required under the Amended Note; or (iv) any Events of Default, in addition to the Claimed Registration Default and Merger Default, occur, including but not limited to bankruptcy proceedings that would be a default under Section 3.7 of the Note (and as amended, the Amended Note), then the Forbearance Period will immediately terminate, and L2 may immediately exercise any of its rights and remedies provided for under the Transaction Documents, including but not limited to the acceleration of the Note (and as amended, the Amended Note) and enforcement of payment of the Default Amount.

4.                  Default Cure. If both (a) the United States Securities and Exchange Commission does not issue any stop orders regarding the use of the Registration Statement or take any other regulatory action to stop the use of the Registration Statement and the Registration Statement effectively covers L2’s resale of all of the Registrable Securities (as defined in the RRA), and (b) if AIPT receives the required stockholder approval of the Merger on or before March 31, 2019 and the Vote Failure does not occur, then the Claimed Registration Default and Merger Default will be deemed to have been cured (the “Default Cure”, and such date of affirmative confirmation by the parties of the successful Default Cure being the “Default Cure Date”), provided, that (i) on the Default Cure Date there has been no further Event of Default other than the Claimed Registration Default and the Merger Default, (ii) on the Default Cure Date, AIPT has satisfied all of its obligations under the RRA (subject to the provisions of Section 7 below), (iii) as of the Default Cure Date, AIPT has satisfied all of its other obligations under the Transaction Documents and this Agreement, (iv) the 15% Increase (as defined below) has been effected through the issuance of the Amended Note, and (v) the Forbearance Shares (as defined below) have been issued to L2. Subject to the foregoing, effective on the Default Cure Date and subject to any further rights of L2 upon any further Event of Default other than the Claimed Registration Default and Merger Default or other events as provided hereunder, (I) the Default Amount will not be payable regarding the Claimed Registration Default and Merger Default, (II) interest on the Note (and as amended, the Amended Note) will cease to accrue at the Default Interest Rate but will again accrue at 8% per annum as provided in the Note (and as amended, the Amended Note), and (III) the Note (and as amended, the Amended Note) shall not accelerate but all amounts will remain due and payable as provided by the terms of the Amended Note absent an Event of Default. For the avoidance of doubt, in the event of the Default Cure, all of AIPT’s obligations relating to the Claimed Registration Default and the Merger Default will have been deemed to be satisfied by effecting the 15% Increase, the accrual of Default Interest from the date of the initial Claimed Registration Default through the Default Cure, the issuance of the Forbearance Shares and AIPT’s compliance with the other terms of this Agreement and the Transaction Documents. On the other hand, if there has been no Default Cure, then L2 may immediately exercise any of its rights and remedies provided for under the Transaction Documents at the respective times set forth in Section 3(a), (b) or (c), including but not limited to the acceleration of the Note (and as amended, the Amended Note) and enforcement of payment of the Default Amount, notwithstanding the 15% Increase and the issuance of the Forbearance Shares.

5.                  Default on Stop Order. AIPT hereby agrees that if the United States Securities and Exchange Commission issues a stop order regarding the use of the Registration Statement or takes any other regulatory action to stop the use of the Registration Statement such an event shall constitute an “Event of Default” under the Note (and as amended, the Amended Note).

6.                  Increase of Principal Amount of Note. AIPT hereby agrees, as consideration for L2 entering into this Forbearance Agreement, to pay to L2 an additional sum of $242,386.30, (the “15% Increase”), equal to 15% of the stated principal amount of the Note. AIPT and L2 agree that the payment of the 15% Increase shall be effected by adding the 15% Increase to the principal amount of the Note. The application of the 15% Increase to the Note shall be evidenced by the execution of this Agreement and the Amended Note on the Effective Date.

7.                  Issuance of Forbearance Shares. AIPT hereby agrees as consideration for L2 entering into this Forbearance Agreement, to immediately issue to L2 116,667 newly issued, duly authorized and non-assessable, shares of AIPT common stock (the “Forbearance Shares”). The parties agree that the failure of AIPT to deliver the Forbearance Shares within 2 business days after the Effective Date shall be an Event of Default under the Note (and as amended, the Amended Note). L2 acknowledges that the Forbearance Shares were not included in the Registration Statement and are not Registrable Securities covered by the RRA. AIPT hereby agrees to use best efforts to file an additional registration statement for use by L2 for the resale of the Forbearance Shares as soon as practicable, but in no event later than March 1, 2019 (the “Forbearance Reg Statement”). AIPT shall use best efforts to have such Forbearance Reg Statement become effective as soon as practicable. AIPT agrees that in the event that it does not file the Forbearance Reg Statement by March 1, 2019, such an event shall constitute an “Event of Default” under the Note (and as amended, the Amended Note).

8.                  Interest. AIPT hereby agrees that interest on the Note (and as amended, the Amended Note) will accrue at the rate of Default Interest (as defined in the Note (and as amended, the Amended Note)) from November 15, 2018 through the earlier of (a) the date of the Default Cure or (b) the remaining term of the Note (and as amended, the Amended Note), and the Amended Note reflects accrual at the rate of Default Interest on such terms.

9.                  Fees. AIPT shall promptly, as a condition to the commencement of the Forbearance Period, repay in full all reasonable costs incurred by L2 in preparing this Agreement.

10.                Enforceability; No Defense; Waiver. AIPT agrees and acknowledges that except as otherwise specifically provided herein, each of the Transaction Documents is enforceable in accordance with its terms, and that, as of the Effective Date, it has no claims, defenses, offsets, recoupments or counterclaims to the enforcement of any of its obligations to L2 under the Transaction Documents. To the extent such claims, defenses, offsets, recoupments or counterclaims exist as of the date of this Agreement, they are hereby irrevocably waived and released by AIPT in consideration of L2’s execution of this Agreement. AIPT has duly authorized, executed and delivered this Agreement, and AIPT acknowledges that the Transaction Documents are valid and enforceable in accordance with their terms against AIPT, except as otherwise specifically provided herein,.

11.                Reaffirmation and Ratification; Validity of Transaction Documents. AIPT acknowledges and agrees that the Transaction Documents shall remain in full force and effect as they may be modified herein and in the Amended Note, and all of the terms, provisions and obligations of such modified Transaction Documents are hereby ratified and reaffirmed in all respects.

12.                No Waiver. Notwithstanding anything to the contrary herein, AIPT understands, acknowledges and agrees that: L2 has not waived any existing or future Event(s) of Default; the Note (and as amended, the Amended Note) will remain in default throughout the Forbearance Period; interest will continue to accrue at the rate of Default Interest (as defined in the Note (and as amended, the Amended Note)), unless otherwise provided for; and the Forbearance Period will expire automatically without notice of any kind immediately upon the occurrence of any breach or default under this Agreement or Event of Default under any of the other Transaction Documents, including without limitation, any such default relating to a further breach of an existing Event of Default. AIPT acknowledges and agrees that no notice of any kind will be required by L2 to exercise any of its rights and remedies under any of the Transaction Documents if AIPT commits a further Event of Default under any of the Transaction Documents.

13.                Release. In consideration of the benefits provided to AIPT under the terms and provisions hereof, AIPT hereunder hereby agrees as follows:

AIPT for itself and on behalf of its officers, directors, successors and assigns, does hereby release, acquit and forever discharge L2, all of L2’s predecessors in interest, and all of L2’s past and present officers, directors, shareholders, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a “Released Claim” and, collectively, the “Released Claims”), that AIPT hereunder now has or may acquire as of the date of this Agreement (hereafter, the “Release Date”) as well as following the Release Date, including, without limitation, those Released Claims in any way arising out of, connected with or related to any and all prior financing or investment accommodations, if any, provided by L2, or any of L2’s predecessors in interest, to AIPT, and any agreements, notes or documents of any kind related thereto or the transactions contemplated thereby or hereby, or any other agreement or document referred to herein or therein.

14.                Waiver of Jury Trial and Certain Damages. AIPT WAIVES ITS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, IN CONNECTION WITH THE TRANSACTION DOCUMENTS, IN CONNECTION WITH ANY RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER THE TRANSACTION DOCUMENTS, OR ARISING OUT OF THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT OR THE TRANSACTION DOCUMENTS. Except as prohibited by law, AIPT waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. AIPT certifies that neither L2 nor any representative, agent or attorney of L2 has represented, expressly or otherwise, that L2 would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and acknowledge that, in entering into this Agreement, L2 is relying upon, among other things, the waivers and certifications contained in this Section.

15.                Waiver of Stay. In the event of a voluntary or involuntary liquidation or reorganization case by or against AIPT under bankruptcy, receivership, or other insolvency law, AIPT hereby agrees that L2 shall be free to pursue foreclosure and other remedies with respect to any of the property described herein or in the Transaction Documents without opposition or interference by AIPT, that L2 shall be entitled to seek and obtain relief from the automatic stay under Section 362 of the Bankruptcy Code without objection by AIPT, and that any rights to stay, enjoin, or otherwise delay or impede L2’s remedies against any collateral for the Note (and as amended, the Amended Note), including foreclosure, which might be available to AIPT, including any rights under Sections 105 and 362 of the Bankruptcy Code, are hereby released and waived (hereinafter referred to as the “Waiver-of-Stay”). AIPT acknowledges and agrees that L2 has specifically bargained for this Waiver-of-Stay in consideration of its granting the Forbearance provided for herein.

16.                No Representations or Agreements. AIPT agrees that L2 has made no representations, promises, or agreements regarding the Forbearance not set forth in this Agreement, and AIPT is not entitled to rely on any representation, promise, or agreement regarding the Forbearance not set forth herein.

17.                Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered to L2 will be deemed to be an original and all of which, taken together, will be deemed to be one and the same instrument.

18.                Non-Impairment. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition or covenant contained in the Note or other Transaction Documents, or affect or impair any rights, powers, or remedies thereunder, it being the intent of the parties hereto that the provisions of the Amended Note and the other Transaction Documents, as they may be modified herein, shall continue in full force and effect except as expressly modified hereby.

19.                Miscellaneous. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Kansas. In any action brought or arising out of this Agreement, AIPT hereby consents to the same dispute resolution (including arbitration, venue and forum,) provisions set forth in the SPA. The parties hereto intend to execute this Agreement under seal. Time is of the essence in relation to all matters herein. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. Except as expressly provided otherwise herein, all terms used herein shall have the meaning given to them in the other Transaction Documents.

20.                Final Agreement; No Representations. This Agreement is the final expression of the parties’ agreement. All other prior written or oral agreements and understandings, if any, are superseded. AIPT agrees that L2 has made no representations, promises, waivers, or agreements not set forth in this Agreement, and AIPT is not entitled to rely on any representation, promise, waiver, agreement, or course of conduct not set forth herein. This Agreement may be modified only by a writing signed by all the parties hereto.

21.                Advice of Counsel. AIPT acknowledges that it has the option to seek the advice of and to be advised by competent legal counsel of their choice in connection with the negotiation of the transactions contemplated by this Agreement and that AIPT has willingly entered into this Agreement with full understanding of the legal and financial consequences of this Agreement.

22.                Notice. Notice required under this Agreement shall be addressed to the parties at the addresses listed below and sent by a nationally recognized overnight courier for next day morning delivery, in which case notice shall be deemed delivered one (1) business day after deposit with such overnight courier. The addresses below may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

If to AIPT:	PRECISION THERAPEUTICS INC.
2915 Commers Drive, Suite 900 Eagan, Minnesota 55121 Attention: Bob Myers, CFO E-mail: bmyers@skylinemedical.com
If to L2:	L2 Capital, LLC
208 Ponce de Leon Ave. Ste. 1600 San Juan, PR 00918 e-mail: investments@ltwocapital.com

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

PRECISION THERAPEUTICS INC., a Delaware corporation

By: /s/ Bob Myers
Name: Bob Myers
Title: Chief Financial Officer

L2 CAPITAL, LLC, a Kansas limited liability company

By: /s/ Adam R. Long
Name: Adam R. Long
Title: Manager